Exhibit 10.11



                                SUPPLY AGREEMENT

This Agreement, effective as of September 29 1998 ("Effective Date"),

by and between,

WhoVision Systems, Inc., a corporation having its principal office at 100 North Pointe Drive, Lake Forest, CA 92630 and its wholly owned subsidiaries (hereinafter referred to as "WhoVision" or "Buyer")

and

Philips Flat Panel Display Co (Philips FPD) B.V., which has its principal place of business at Professor Holstlaan 4, 5656 AA, Eindhoven, the Netherlands (hereinafter referred to as "Philips" or "Seller").

WhoVision and Philips are sometimes referred to herein singularly as a "Party" and collectively as the "Parties."

WHEREAS, Philips has considerable experience in the manufacture of glass-based components;

WHEREAS, WhoVision is active in the field of design, development, manufacture and sale of a range of fingerprint sensor systems and is designing, with Philips' assistance, capacitive and photo fingerprint sensors to be manufactured by Philips for WhoVision;

WHEREAS, the parties have entered into a Technology Transfer Agreement (the "Technology Transfer Agreement") on the date hereof which provides, among other things, for the parties to enter into this Supply Agreement;

WHEREAS, WhoVision desires to retain from Philips on a continuous basis a certain volume of glass-based capacitive and photo fingerprint sensors, and Philips is prepared to supply such products to WhoVision on the basis of Rolling Forecasts (defined in Section 3.2) submitted by WhoVision in accordance with the provisions hereof;

NOW, THEREFORE, WhoVision and Philips hereby agree on this day of September, 1998 as follows:

1.     SCOPE AND BASIC INTENT


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1.1    The purpose of this Agreement is to establish the terms and conditions applicable to the purchase by Buyer from Seller of the products listed in Appendix 1 hereto (the "Products") complying with the respective specifications contained in Appendix 2 hereto (the "Specifications"). Additional Products may be added by mutual agreement of the Parties. Appendices I and 2 will then be amended accordingly.

1.2 WhoVision is the only party that may place Purchase Orders with Philips for Products.

1.3 Seller agrees to sell and Buyer agrees to purchase the Products described in Appendix 1 at the prices and on the other conditions set forth therein and in this Agreement, in order to achieve at a minimum the quantities set forth in Appendix 1. In case of a failure of Buyer to achieve such quantities, Seller shall have the right to terminate this Agreement in accordance with Section 17 and to "Terminate Rights" as provided in the Technology Transfer Agreement.

1.4 The Specifications will be as set forth in Appendix 2. The ownership of and rights to the Specifications will be governed by the Technology Transfer Agreement and the Technology Services Agreement. Seller shall cooperate with Buyer to ensure that the Product is compatible with Seller's manufacturing process and to ensure cost effectiveness, quality and reliability of the manufacturing process and the manufactured Products.

1.5 Seller will produce prototype Products for testing purposes before scaling up to commercial production levels. Seller will provide manufacturing samples as set forth in Appendix 1.

1.6 Subject to Buyer committing to provide Seller with Rolling Forecasts, Seller will reserve capacity accordingly in Seller's Fab#0 up to the maximum capacity of Fab#0 for fingerprint sensors.

2.     PRICES, DELIVERY AND PAYMENT TERMS

2.1 The prices, delivery and payment terms as per Appendix 1 are in the currencies identified for each Product, exclusive of sales taxes, duties or similar levies. All prices are based upon (i) the delivery conditions for each Product as set forth in Appendix 1, and (ii) Buyer's purchase of the aggregate quantities of each Product stated in Appendix 1. Appendix 1 may be amended from time to time by mutual agreement between the parties. Appendix 1 and amendments shall only be valid when duly signed by authorized representatives of both parties.

2.2 The prices and other terms agreed upon apply to Buyer's orders placed on or after September 30, 1998 unless differently negotiated and stated in Appendix 1.

2.3 Seller agrees to make commercially reasonable efforts to minimize the prices of the Products. Seller's prices shall be guided by the Pricing Concepts as defined in Appendix 5.

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2.4    Sales taxes, duties or similar levies will be added by Seller to the prices where Seller is required by law to pay or collect them and will be paid by Buyer in the form of a surcharge, unless Buyer supplies Seller with appropriate tax exemption certificates, and holds Seller harmless from all taxes and expenses incurred or arising out of and to the extent of the use of such certificates.

2.5 In the event of unforeseen circumstances affecting Buyer or Seller or both and/or in the event the price/performance ratio of Products deteriorates as compared to competitive products, the parties will jointly review the situation and attempt to find a solution reasonably acceptable to the parties.

2.6    After the Exclusivity Period, [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
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2A.    VOLUME COMMITMENTS

2A.1 Buyer commits to purchase at least the minimum quantities of Products listed in Appendix 1 in the time periods set forth in Appendix 1. If Seller is late in completing any of its development milestones, Buyer's minimum volume commitments will be rolled over to succeeding calendar quarters consistent with the longest period by which any of Seller's development milestones are delayed or by which any of Buyer's development milestones are delayed due to reasons beyond Buyer's reasonable control. The Steering Committee (defined in the Technology Transfer Agreement) may revise the minimum quantity commitments at any time.

2A.2 Notwithstanding Article 3.14 of the Technology Transfer Agreement, Buyer shall in case of failure to meet the quarterly volume commitments have a ninety (90) days period to cure such failure.

3.     LEAD-TIME AND FORECASTS: RESCHEDULING AND CANCELLATION

3.1 Buyer agrees to supply to Seller's contact address identified in Appendix 4 hereto, during the Term of this Agreement on a monthly basis written rolling non-binding Product purchase forecasts in a format as specified in Appendix 1 indicating by Product, the quantity of Products to be shipped in each of the next twelve (12) months ("Rolling Forecasts").

[Confidential Treatment requested for redacted portion of the document]

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       Buyer's Rolling Forecasts will be used for Seller's capacity planning purposes. The structure of each month's Rolling Forecast shall be with due regard to the applicable lead-times.

3.2 Once per quarter the Rolling Forecast shall be accompanied by Buyer's long term forecast in a format as specified in Appendix 1 indicating by Product the total quantity of Products anticipated to be required for at least each of the successive periods of three months from the twelfth
       (12th)through the twenty fourth (24th) month. The long term forecast will be for information and resource planning purposes.

3.3 Buyer will notify Seller of any deviations of more than ten percent (10%) from the monthly and/or quarterly forecasts so provided to Seller promptly after it becomes aware that any such major chance is likely to occur.

3.4 Seller cannot guarantee any production capacity to Buyer to the extent resulting from Rolling Forecasts not being provided in time. It is understood by Buyer that the manufacture of Products can only be initiated upon receipt by Seller of a firm Purchase Order from Buyer and the subsequent confirmation thereof by Seller, all in accordance with
       Article 4 hereof.

3.5 Buyer may request that Seller reschedules the original Scheduled Shipment Date (defined in Section 5.3) for Products (excluding discontinued products and warranty replacement orders) but may only do so once and only pursuant to the criteria set forth in Appendix 1. All requests to reschedule the original Scheduled Shipment Dates are subject to Seller's written acceptance, which shall not be unreasonably withheld. Seller may withhold such acceptance among other reasons, when e.g. production capacity limitations would not allow rescheduling of production.

3.6 Buyer may not cancel a Purchase Order in whole or in part except pursuant to the criteria set forth in Appendix . When failing to give notice in time in accordance with Appendix 1, Seller will deliver and Buyer will pay for any Products which are identified with Buyer's Purchase Orders.

4.     PURCHASE ORDER AND ORDER CONFIRMATION

4.1 Purchase Orders for Products shall be submitted by Buyer to Seller at Seller's contact address listed on Appendix 4, on separate Purchase Order forms, or, if so agreed, by EDI.

4.2 Any Purchase Order issued hereunder by a Buyer to Seller shall include the following information:

       - Reference to this Agreement by its number;

       - (Reference to) Identity of required Products;


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       - Quantity of Products;

       - Shipping and invoicing address;

       - Requested delivery date(s);

       - (Reference to) the applicable prices, discounts, and payment terms;

       - (Reference to) any additional terms and conditions, e.g., additional logistic information.

4.3 Unless otherwise agreed in writing between Buyer and Seller, Seller may confirm and thereby accept each Purchase Order placed in according with this Agreement (or advise Buyer of required clarifications) in writing promptly, but ultimately within 10 business days, after receipt thereof. Purchase Orders and Purchase Order confirmations shall include a reference to this Agreement by its number and shall furthermore confirm all of the information provided in the Purchase Order. Changes to Purchase Orders will only be made if appropriately agreed in writing by Buyer.

4.4 Seller shall supply and deliver to the Buyer the Products according to the agreed Specifications as per Annex 2 hereto and in accordance with the terms and conditions set forth in this Agreement.

4.5 Notwithstanding any provisions to the contrary that might be set forth in a Purchase Order or in the conditions of sale or other document of Seller submitted with the Purchase Order confirmation, the preprinted terms and conditions on the face and reverse side of a Purchase Order or any other document sent with or subsequent to the Purchase Order confirmation of Seller shall not apply to or become part of the Purchase Order and/or the delivery obligations resulting therefrom, unless any such term or condition has been expressly agreed upon in writing by Buyer and Seller.

4.6 It is understood that Seller's supply of Products requires lead-times as specified per Product in Annex 1. Unless agreed otherwise between Seller and Buyer, Buyer's Purchase Order will take into account such agreed lead-times.

4.7 In case Buyer would request additional Purchase Orders or shipments over the ranges as specified in the Rolling Forecast, Seller may, but shall not be obligated to, accept and confirm such additional quantities.

5.     SHIPMENT AND DELIVERY

5.1 Unless otherwise agreed, the Incoterms 1990 edition issued by the International Chamber of Commerce, Paris, France, shall apply to the interpretation of the delivery terms with

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       respect to supplies pursuant to this Agreement as mentioned in Appendix 1 or elsewhere in this Agreement.

5.2 Parties agree that delivery shall take place on an "Ex Works" basis Seller reserves the right to store the Products in consignment at Buyer's risk and expense as and when they are available to Buyer in accordance with the above.

5.3 Seller shall exercise reasonable business practices to meet the scheduled shipment date(s) as set forth in the Order Confirmation (the "Scheduled Shipment Dates"). Where any Scheduled Shipment Date is later than Buyer's requested shipment date, or Buyer requests an expedited shipment, Seller will use commercially reasonable efforts to Improve its shipment to meet Buyer's requests whenever commercially practical. In case of anticipated shipment misses to the Scheduled Shipment Date due to any cause, Seller shall alert Buyer in a timely manner and promptly submit a recovery plan for all impacted shipments (which may include air/freighting to Buyer's delivery location at Seller's expense).

5.4 Subject to the intellectual property right and title provisions in the Technology Transfer Agreement, title and all risks of loss or damage shall pass to Buyer at the time the Products have been placed at the disposal of Buyer in accordance with Article 5.2 hereof and Buyer shall bear all costs relating to the Products as from such time.

5.5    Except in the case of a notified excusable delay as referred to in
       Article 8 hereof, should Seller fail to ship Products on the agreed shipment date, Buyer will give Seller written notice of non-shipment, allowing Seller ten (10) business days from the date of receipt of Buyer's notice within which to cure non-shipment before Seller's delivery shall be deemed delinquent. If the delivery is deemed delinquent, Buyer's sole remedy shall be to cancel or reschedule, at no cost to Buyer, the delinquent portion of the Purchase Order for the applicable Products. The quantity of' any such canceled Products shall count towards Buyer's committed total minimum Product quantity requirements under this Agreement. Buyer shall be responsible for payment for goods shipped and provided in accordance with Purchase Orders in place, according to the terms of payment described herein.

5.6 Products shall be delivered in such packing as is suitable for the mode of transport to be used and Seller shall provide each packing with such indications as the Buyer may specify from time to time, at Buyer's cost.

5.7 Seller shall include one (1) copy of the packing slip with each delivery or shipment to Buyer, and this packing slip shall contain the following information:

       - Reference to Purchase Order;

       - Description of Product;


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       - Numbers of containers, sizes and quantities;

       - Authorizing Personnel.

       Seller shall include such additional information as is necessary to assure correct payment, accountability, and traceability to a particular invoice.

5.8 In the event Buyer contests delivery, Buyer must request a proof of delivery from Seller within thirty (30) days of the date of Seller's invoice, otherwise, delivery shall be deemed complete.

6.     THE APPROVAL/QUALITY PERFORMANCE/INSPECTION

6.1 All Product to be supplied by Seller to Buyer pursuant to this Agreement shall be checked and tested by Seller in accordance with the requirements specified in Annex 3 hereto and Seller shall keep record of the test results at least four (4) years after delivery of each Product and on request provide Buyer with copies thereof. Seller shall only supply Products which comply with the Specifications and other agreed requirements, if any.

6.2 Buyer may inspect the delivered Products at their destination within sixty (60) days after the arrival date at the place of destination. Buyer shall have the right to reject all or any of the Products which do not meet the inspection standard, provided that such claim shall be served to Seller with supporting evidence within ninety (90) days after the arrival date of the Products at the place of destination. In case of a rejection, Seller shall replace the applicable Products free of charge within a reasonable period of time, it being understood that all costs connected with the forwarding of such replacements shall be for Seller's account.

7.     INVOICING AND PAYMENT TERMS

7.1 Seller's invoice shall be issued upon delivery of the Products. Payment of the invoice is due within thirty (30) days from the date of Seller's invoice. All payments shall be made without any discount whatsoever. Seller shall submit the invoices to the address stated therefor in Appendix 4 hereto. Invoices shall be submitted in duplicate.

7.2 If shipments are made in installments, Seller shall invoice Buyer for each installment separately.

7.3 Unless otherwise agreed payment is to be made by wire transfer to Seller's bank account as mentioned in Appendix 4. All bank charges, taxes, levies, duties and other cost as may be due or become due on payments hereunder are for Buyer's account.

7.4 Buyer hereby waives any and all rights to offset existing and future claims against any payments due for Products sold hereunder or under any other agreements that Buyer and

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       Seller may have and agrees to pay the amounts hereunder regardless of any claimed offset which may be asserted by Buyer or on its behalf.

7.5 Buyer hereby grants Seller a purchase money security interest in the Products as security for its obligations hereunder until the entire amount due has been paid, and will execute any document to perfect this security interest requested by Seller.

8.     EXCUSABLE DELAY

8.1 Neither party shall be responsible for a failure in the performance of this Agreement or of any confirmed Purchase Order if:

       (i) such failure cannot reasonably be attributed to such party, taking into account industry practice; or

       (ii) such party cannot be held accountable for such failure because it is caused by Force Majeure as defined in Section 8.3 hereof.

       In case of such a failure, the performance of the relevant part of the confirmed Purchase Order will be suspended, without the non-performing party being held responsible for any damage resulting therefrom to the other party.

8.2 The non-performing party will notify the other party on the occurrence of such failure and the estimated duration as soon as possible. In the event the suspension has lasted for three (3) consecutive months or as soon as it is established that the suspension will last for at least three (3) consecutive months, either party is entitled to terminate partially or in whole the confirmed Purchase Order without being held liable to any indemnity whatsoever towards the other party.

8.3 The expression "Force Majeure" shall mean and include circumstances or occurrences beyond one party's reasonable control - whether or not foreseeable at the time of this Agreement or the Purchase Order or Order Confirmation - in consequence of which one party cannot reasonably be required to execute its obligations under this Agreement or the confirmed Purchase Order. Such circumstances or occurrences include but are not restricted to: acts of God, war, civil war, insurrections, fires, floods, labor disputes, epidemics, governmental regulations and/or similar acts, freight embargoes, non-availability of any permits, licenses and/or authorizations required, defaults or delays of suppliers or subcontractors and inability or impracticability to secure transportation, facilities, fuel, energy, labor, materials or components.

9.     LIMITED WARRANTY AND DISCLAIMER


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9.1    Seller warrants to Buyer that the Products delivered pursuant to this
       Agreement will, at the time of delivery and for a period of twelve (12) months thereafter, be free from defects in design, construction, manufacture, material and workmanship and shall conform to the Specifications. Seller's obligations with respect to claims under this warranty shall include a warranty adjustment consisting, at Buyer's option, of (i) repair or replacement of such defective or non-conforming Products, or (ii) an appropriate credit of the purchase price thereof; provided that Seller is informed by Buyer in writing promptly after the defects have revealed themselves.

9.2 The provisions of this Article 9 will survive the expiration or termination for whatever cause of this Agreement.

9.3    This limited warranty and disclaimer does not cover

       (i)     damage sustained by normal wear and tear;

       (ii) damage arising as a consequence of negligence, misuse or improper storage, installation, repair, alteration, or return handling of the Products or parts thereof, other than by Seller;

       (iii) damage resulting from environmental or stress testing, other than by Seller;

       (iv) and damage arising as a consequence of continuous operating beyond Seller's published Product specifications.

       THE EXPRESS WARRANTY GRANTED ABOVE SHALL EXTEND DIRECTLY TO BUYER AND NOT TO BUYER'S CUSTOMERS, AGENTS OR REPRESENTATIVES OR ANY OTHER THIRD PARTY AND EXCEPT FOR WARRANTY OF TITLE, IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, SUCH OTHER WARRANTIES BEING SPECIFICALLY DISCLAIMED BY SELLER.

10.    LIMITATION OF LIABILITY

10.1 IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT EXCEED THE TOTAL PURCHASE PRICE FOR PRODUCTS CONCERNED, NOR SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR CONSEQUENTIAL DAMAGES RESULTING FROM SUCH BREACH OR ALLEGED BREACH INCLUDING BUT NOT LIMITED TO EXCESS REPROCUREMENT COSTS, AND IRRESPECTIVE OF WHETHER SUCH

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       PARTY HAS ADVANCE NOTICE OR ADVANCE KNOWLEDGE OF THE POSSIBILITY OF SUCH
       DAMAGES.

10.2 SELLER'S PRODUCTS ARE NOT DESIGNED FOR USE IN LIFE SUPPORT DEVICES, APPLIANCES OR SYSTEMS WHERE MALFUNCTION CAN REASONABLY BE EXPECTED TO RESULT IN A PERSONAL INJURY. BUYER USING OR SELLING SELLER'S PRODUCTS FOR USE IN SAID EQUIPMENT DOES SO AT ITS OWN RISK.

11.    PRODUCT AND DESIGN CHANGES/DISCONTINUED PRODUCTS

11.1 Seller reserves the right to make Product and/or production changes with Buyer's prior written approval, not to be unreasonably withheld provided said changes shall not negatively affect form, fit or function of the Products and their performance characteristics or their integrability with Buyer's systems or products.

11.2 If production of any Product covered by this Agreement is to be permanently discontinued ("Discontinued Product") at any time during the term of this Agreement, Seller shall use reasonable commercial efforts to give Buyer at least six (6) months prior written notice of such discontinuance for multi-sourced Products and twelve (12) months notice for sole sourced Products. Seller will also give Buyer notice of Discontinued Products that are deemed to be technically non-manufacturable, or otherwise limited in availability, when a standard notice as outlined above is commercially impracticable.

11.3 Seller's written Discontinued Product notice to Buyer will contain the specific last time ordering conditions for the Discontinued Products.

11.4 During the period after notice, Seller shall accept Purchase Orders from Buyer for the unordered quantities of the Discontinued Products as priced in this Agreement, to the extent such Purchase Orders can be supplied within Seller's manufacturing capabilities.

11.5 Discontinued Product Purchase Orders will be considered Buyer's firm, final Purchase Orders for the Discontinued Products and will not be subject to Buyer's termination or cancellation without Seller's express prior written approval. Seller's Scheduled Shipment Dates for Discontinued Product(s) are approximate and will be based upon the aggregate of all final order quantities received for the affected Products which Seller must support.

12.    INTELLECTUAL PROPERTY RIGHTS

12.1 Seller, at its own expense, shall defend any suit brought by any third party against Buyer or its agents, stockholders, directors, employees, officers, resellers, distributors, or assigns insofar as it is based upon a claim that any Product alone, and not in combination with any other products supplied by Seller, as directly supplied by Seller hereunder and

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       not modified in any way by Buyer infringes any patent(s), trade mark(s), copyright(s) or design(s) or other intellectual property right(s) of any third party, provided that Seller is notified promptly by Buyer in writing of any claim of or suit for infringement and is given full authority at Seller's option to settle or conduct the defense thereof with Buyer's full assistance and co-operation in said defense at Seller's expense. Seller will not be obligated to reimburse costs or expenses incurred by Buyer without prior written notice of the expenditure. In the event that Products supplied hereunder by Seller in the form as specified above are in such suit held to constitute infringement and their use is prohibited, with Buyer's consent (which consent shall be not unreasonably withheld) Seller shall replace the infringing Products with non-infringing Products or shall modify the Products so that they become non-infringing, or authorize the return of such Products and grant Buyer a credit for the Price paid therefor.


12.2 It is expressly understood that Seller shall not be liable for infringement of any intellectual property rights covering any product other than Products as such hereunder, in the form as supplied and not modified in any way, nor for infringement of intellectual property rights covering any assembly, circuit, combination, method or process in which, or in the manufacture, testing or application of which such Products may have been used. Furthermore, Seller shall not be liable for any infringement necessarily arising from compliance with Buyer's design, specifications or instructions. Buyer shall indemnify Seller against any final award of damages or costs for such infringement and shall reimburse all costs incurred by Seller in defending any suit or proceeding for such infringement, provided Seller gives Buyer prompt notice in writing of any such suit or proceeding for infringement and, if so requested, full authority to conduct the defense thereof and full assistance and co-operation in said defense at Seller's expense.

12.3 The sale of any Product hereunder does not convey any license, by implication, estoppel or otherwise, under any intellectual property rights of Seller covering any Product supplied hereunder or any combination in which any Product supplied by Seller hereunder is combined with any other product, whether or not supplied by Seller, or any method or process in which any such Product of Seller may be used, except the implied license to use and resell the Products under any of Seller's intellectual property rights.

12.4 THE FOREGOING STATES THE ENTIRE LIABILITY OF SELLER IN CONNECTION WITH THE INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES BY PRODUCTS SUPPLIED BY SELLER HEREUNDER AND EXCEPT AS STATED HEREABOVE, SELLER SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE OF ANY KIND WHATSOEVER, INCLUDING ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, SUFFERED OR INCURRED BY BUYER OR ITS IMMEDIATE CUSTOMERS IN RESPECT OF OR IN CONNECTION WITH THE

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       INFRINGEMENT OF ANY THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS.

13.    TRADEMARK AND ADVERTISING

13.1 Neither Party shall, without the other Party's prior written consent, use the other party's name or trademark as such and/or use same in connection with any advertisement or sales literature.

13.2 The Parties understand that the consent necessary in article 13.1 above, may require separate authorization agreements for such use consistent with then current policy of the authorizing Party.

14.    COMPLIANCE WITH LAWS

14.1 Seller warrants that it is legally authorized to enter into this Agreement. Seller further warrants that it shall comply with all applicable rules, regulations and laws in the manufacture and sale of the Products, including but not limited to such matters as environmental, export control and safety laws. If requested, Seller will assist Buyer or Buyer's customer(s), if applicable, by providing evidence of its compliance or such information necessary to assist Buyer or Buyer's customer(s) to comply with same.

15.    SEVERABILITY/WAIVER

15.1 In the event that any provision(s) of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction or by any future legislative or administrative action, such holding or such action shall not negate he validity or enforceability of any other provisions hereof.

15.2 The failure on the part of either Party to exercise, or any delay in exercising, any right or remedy hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

16.    SUCCESSOR

16.1 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns and legal representatives. Neither Party shall, during the Term of this Agreement, have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other Party. However, nothing herein shall be construed to prevent Seller from assigning its rights to receive payments due under the terms of this Agreement.

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17.    TERM AND TERMINATION

17.1 The term of this Agreement is from the Effective Date until September 30, 2001 (the "Term") and shall be automatically extended for a period of one year unless notice not to extend is given by Buyer, and thereafter on each anniversary of the Effective Date for additional one-year terms, unless notice not to extend is given by either Party to the other Party in writing by means of communication ensuring evidence and date of receipt (e.g. registered mail with return receipt, special courier, telex), not less than four (4) months before the date of expiry. The Parties may agree in writing on longer periods of notice. Seller may terminate this Agreement (1) in case of a material breach by Buyer that is not cured within thirty (30) days after notice thereof, (2) in the event that Buyer falls to meet its minimum volume purchase requirements subject to the cure period provided in Section 2A.2, or (3) by giving Buyer 60 days written notice in the event that the Board of Management of Koninklijke Philips Electronics N.V. determines to close down Philips Fab#0 in Eindhoven, the Netherlands or to discontinue the fingerprint sensor activities in Fab#0. In case of termination by Seller of this Agreement as described in this Article 17.1 (except for termination by Seller in case of material breach by Buyer and termination by Seller for convenience after the Term as described in this Section 17.1), Buyer has the right to issue a last-time Purchase Order per Section 17.2. Buyer's right to issue a last-time Purchase Order per Section 17.2 shall not exist in case Buyer already has access to an alternative source of supply for the Products. In case of termination by Seller of this Agreement, (except for termination by Seller in case of material breach by Buyer and for termination by Seller for convenience after the Term as described in this Section 17.1), Seller shall make reasonable efforts in supporting Buyer in finding an alternative source of supply for the Products, including but not limited to royalty free licensing and disclosure of Philips owned intellectual property rights to such alternative source of supply. Which are necessary to manufacture the Products and solely for the purpose of manufacturing the Products]. Purchase Orders outstanding at the moment of termination (except for termination by Seller in case of material breach by Buyer), which have been confirmed by Seller's Order Confirmation, shall continue to be executed by the Parties in accordance with the terms thereof and the provisions of this Agreement shall continue to apply thereto until the pertinent transactions shall have been completed. Buyer may terminate this Agreement in case of a material breach by Seller that is not cured within 30 days after notice thereof.

17.2 Seller shall accept a last time Purchase Order from Buyer for additional quantities of Products equal to the capacity of Fab #0 for a period of nine (9) months, or until the time the alternative source is operative, whichever is less]. Buyer shall not have the right to cancel or reschedule outstanding Purchase Orders or such last-time Purchase Order.

18.    APPLICABLE LAW AND JURISDICTION

18.1 This Agreement and Purchase Orders and Order Confirmations made hereunder shall be construed in accordance with and governed by the laws of the State of California. The

       United Nations Convention on Contracts for the International Sale of Goods shall not apply. Neither Buyer's general conditions of purchase nor Seller's general conditions of sale are applicable to this Agreement or to any Purchase Order or Order Confirmation.

19.    NOTICES

19.1 All notices, requests and demands given to or made upon the Parties hereto shall, except as otherwise specified herein, be in writing and be delivered or mailed to the Party at the notice address stated in Appendix 4 hereto.

       Any notice, if mailed properly addressed, postage prepaid, certified mail shall be deemed made on the certified date. Any, fax, telex, or Purchase Order or Order Confirmation contained on electronic data or telegraphic notice shall be deemed delivered on the first working day immediately following the transmission date.

20.    CONFIDENTIAL INFORMATION

20.1 The parties shall be bound by the non-use and non-disclosure provisions of Article 8 of the Technology Transfer Agreement and such provisions are incorporated herein by reference.

21.    EXPORT CONTROL

21.1 Buyer and Seller agree to inform the other Party of any export control regulations which may regulate the export/import of the Product to or from any countries of Buyer's delivery addresses (Appendix 2), if so requested Each Party shall cooperate to promptly secure any required export licenses for the Products.

22.    CHANGES

22.1 Buyer may, from time to time, request reasonable change(s) to the agreed Specification of the Products or request chances to the Terms and Conditions of this Agreement and Seller agrees to make good faith efforts to comply. If such changes affect Seller's costs or in the time for performance, an adjustment will be made in the unit prices and/or the other affected terms and conditions. Any assertion of adjustment shall be in writing and must be requested by Seller within twenty (20) working days of Seller's receipt of Buyer's notice of change.

23.    COMPLETE AGREEMENT AND APPLIED DOCUMENTS

23.1 This Agreement including its Annexes constitute the entire Agreement between the Parties and the Parties agree that there are no other representations, warranties or oral agreements relating to the subject matter of this Agreement. Amendments and additions to this Agreement shall be valid only by exchange of documents signed by both Parties. For the sake of clarity such amendments shall be expressly marked "Amendment (nbr _________) to the Agreement." This Agreement between Buyer and Seller shall supersede the provisions of any general conditions of purchase which may be attached to or printed on the reverse side of the Purchase Order used by Buyer.

24.    DISPUTE RESOLUTION

       Any dispute arising with respect to this Agreement shall be resolved in the manner provided in the Technology Transfer Agreement.

       List of Appendices:

       Appendix 1    Products, Prices, Quantities, Business Conditions
       Appendix 2    Participating Affiliates
       Appendix 3    Quality Agreements and Procedures
       Appendix 4    Contract Addresses
       Appendix 5    Pricing Concepts


PHILIPS FLAT PANEL                                   WHO?VISION SYSTEMS, INC.
DISPLAY (PHILIPS FPD) CO. B.V.

By:  /s/ Matthew T. Medeiros                         By:  /s/ Alex Dickinson

Name:  Matthew T. Medeiros                           Name:  Alex Dickinson

Title:  Chairman & CEO Flat Displays                 Title:  CEO

Date: 9/30/98                                        Date: 9/30/98

                                SUPPLY AGREEMENT

                                   APPENDIX I


A. Products:

       - To be filled in before signing for Photo and Capacitive products

B. Business Conditions:

       - Minimum purchase volumes:


             [                   xxxxxx            xxxxxxxxxxxxxxx
             xx       xx           xxx                   xxxx
                      xx           xxx                   xxxx
             xx       xx           xxx                   xxxx
                      xx           xxx                   xxxx
                      xx           xxx                   xxxx
                      xx           xxx                  xxxx]

       -    Lead-times [to be provided on/before December 31, 1999]

       -    Incoterrn specification - Ex Works

       -    (upside Flexibility [to be provided on/before March 31, 1999]

       -    Monthly rolling forecast [to be provided on/before March 31, 1999]

       -    cancellation/rescheduling [to be provided on/before March 31, 1999]

       -    Currency -- $US

       - bookings delivery validity - [monitoring, reporting, and auditing procedures to be established on or before March 31, 1999, with audits, if any, to be performed by the Parties independent accountants]

       - fixed exchange rate [prices to be established in $US. The exchange rate is the average value calculated over the ten days prior to the Effective Date of this Agreement. To the extent prices are linked to Dfl, Parties agree that exchange rates in effect on the date of establishing Price List shall be subject to a variance

[Confidential Treatment requested for redacted portion of document]
 of +- 5%, and that the Parties share in the variance above such range on an equal basis measured by the date of shipment/invoicing from Such Price List assumptions.]

C. Ordering/Forecast Formats: (if applicable)

       -    EDI [to be described and completed on or before January 31, 1999]

                                   APPENDIX 2

                             Product Specifications


To be mutually agreed for Photo Sensor Glass on/before March 31, 1999, and for Capacitive Sensor Glass by the date to be established by the Steering Committee.

                                   APPENDIX 3

                        QUALITY AGREEMENTS AND PROCEDURES



A. Quality Procedures

[to be described and completed on or before March 31, 1999]



B. Inspection Procedures

[to be described and completed on or before March 31, 1999]


C. Customer Complaint Procedure (RMA)

[to be described and completed on or before March 31, 1999]



D. Product and Design Change Conditions

[to be described and completed on or before March 31, 1999]

                                   APPENDIX 4

                               CONTRACT ADDRESSES


A. Philips Contract Address for Rolling Forecasts and Purchase Orders

[to be described and completed on or before March 31, 1999]

B. Buyer's Contract Address for Order Confirmation

[to be described and completed on or before March 31, 1999]

C. Buyer's Invoice Address

[to be described and completed on or before March 31, 1999]

D. Seller's Bank-Account for Payment of Invoices

[to be described and completed on or before March 31, 1999]

E. Notice Addresses

[to be described and completed on or before March 31, 1999]

                                   APPENDIX 5

                                PRICING CONCEPTS



          [to be described and completed on or before March 31, 1999]